 Exhibit 99.1

FOR IMMEDIATE RELEASE
May 7, 2020

Peter Poli
Chief Financial Officer
877-260-2010
peter.poli@trackgrp.com

Track Group Reports 2nd Quarter Fiscal 2020 Financial Results

Revenue up 1%, Operating Income improves 186%, Adjusted EBITDA was flat and Net Loss higher

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its second quarter ended March 31, 2020 (the “Q2 FY20”). In Q2 FY20, the Company posted (i) revenue of $8.1 million ("M"), an increase of approximately 1% over the same period last year, (ii) operating income of $0.2M representing an increase of 186% compared to an operating loss of $0.3M for the quarter ended March 31, 2019 (“Q2 FY19”), which also led to a cash balance of $7.7M, up 36% compared to $5.7M for the same period one year ago, (iii) adjusted EBITDA of $1.6M, flat to Q2 FY19, and (iv) a net loss attributable to common shareholders of $1.7M compared to a net loss of $0.3M for the same period last year, largely due to non-cash foreign exchange fluctuations.

“Our Company, our customers, our supply partners and our employees have all performed extremely well despite facing unprecedented challenges over the past 2 ½ months brought on by the Coronavirus,” said Derek Cassell, Track Group’s CEO. “I am proud to work with all of these people and remain confident that together, if we continue to work hard and communicate effectively, we have the opportunity to record even stronger results in the second half of our fiscal year.”

FINANCIAL HIGHLIGHTS

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Quarterly revenue of $8.13M in Q2 FY20, up 1% over Q2 FY19 revenue of $8.09M. Revenue for the 6 months ended March 31, 2020 (“6M FY20”) of $16.6M was up approximately 2% compared to revenue of $16.3M for the 6 months ended March 31, 2019 (“6M FY19”). Revenue in Q2 FY20 and 6M FY20 was $0.4M and $0.6M lower than the same periods in FY19 due to the strengthening of the U.S. dollar against the Chilean peso.

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Quarterly gross profit of $4.4M in Q2 FY20, down 1% over Q2 FY19 gross profit of $4.5M. Gross Profit for 6M FY20 was $9.1million, or flat compared to gross profit of $9.1 million for 6M FY19.

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Total operating expense for Q2 FY20 of $4.2M is down 12% versus Q2 FY19’s $4.8M of operating expense. The reduction in quarterly operating expense when combined with Q2 FY20 gross profit of $4.4M led to a quarterly operating income of $237K, which is an improvement of 186% compared to the $276K operating loss for Q2 FY19. For 6M FY20, operating income was $38K compared to the operating loss for 6M FY19 of $333K, representing an improvement of approximately 261%.

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Adjusted EBITDA for the Q2 FY20 finished at $1.6M, flat compared to $1.6M for Q2 FY19. Adjusted EBITDA for 6M FY20 of $3.4M, up approximately 2% vs $3.3M for 6M FY19.

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Cash balance of $7.7M for Q2 FY20, up 36% compared to $5.7M for Q2 FY19 and down 10% over the December 31, 2019 cash balance of $8.5M.

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Net loss attributable to shareholders in the Q2 FY20 was $1.7M compared to a net loss of $0.3M in Q2 FY19, a change principally attributable to the non-cash impact of the volatility of the US dollar as compared to the Chilean peso. The net loss attributable to shareholders for the 6M FY20 was $2.0 million compared to a net loss of $2.0 million in 6M FY19.

BUSINESS OUTLOOK

As of May 7, 2020, the Company has not been materially adversely impacted by the coronavirus disease (“COVID-19”); however, the Company is operating in a rapidly changing environment so the extent to which the coronavirus pandemic impacts our business, operations and financial results from this point forward will depend on numerous evolving factors that the Company cannot accurately predict. Given this uncertainty, the Company has removed specific guidance regarding fiscal 2020 results.

About Track Group, Inc.
Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, and accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The Company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc. and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures
This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non- GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2019, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited) March 31,	September 30,
Assets	2020	2019
Current assets:
Cash	$7,686,042	$6,896,711
Accounts receivable, net of allowance for doubtful accounts of $2,580,537 and $2,454,281, respectively	4,960,428	6,763,236
Prepaid expense and deposits	1,218,843	1,339,465
Inventory, net of reserves of $62,147 and $26,934, respectively	60,132	274,501
Total current assets	13,925,445	15,273,913
Property and equipment, net of accumulated depreciation of $2,290,429 and $2,248,913, respectively	532,343	675,037
Monitoring equipment, net of accumulated amortization of $6,387,123 and $6,322,768, respectively	2,591,391	2,624,900
Intangible assets, net of accumulated amortization of $15,209,788 and $14,157,090, respectively	21,052,972	21,955,679
Goodwill	8,012,536	8,187,911
Deferred tax asset	580,058	540,563
Other assets	594,719	124,187
Total assets	$47,289,464	$49,382,190

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	1,560,395	2,628,003
Accrued liabilities	14,420,182	13,828,696
Current portion of long-term debt	3,408,413	33,827,689
Total current liabilities	19,388,990	50,284,388
Long-term debt, net of current portion	30,400,000	-
Long-term liabilities	268,179	-
Total liabilities	50,057,169	50,284,388

Commitments and contingencies	-	-

Stockholders’ equity (deficit):
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,414,150 and 11,401,650 shares outstanding, respectively	1,141	1,140
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-
Paid in capital	302,270,242	302,250,556
Accumulated deficit	(304,105,976)	(302,152,292)
Accumulated other comprehensive loss	(933,112)	(1,001,602)
Total equity (deficit)	(2,767,705)	(902,198)
Total liabilities and stockholders’ equity (deficit)	$47,289,464	$49,382,190

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2020	2019	2020	2019
Revenue:
Monitoring and other related services	$7,993,092	$7,877,403	$16,261,515	$15,937,731
Product sales and other	138,634	213,839	291,042	365,046
Total revenue	8,131,726	8,091,242	16,552,557	16,302,777

Cost of revenue:
Monitoring, products and other related services	3,201,677	3,065,710	6,468,586	6,165,903
Depreciation and amortization included in cost of revenue	494,157	533,590	981,599	1,011,879
Total cost of revenue	3,695,834	3,599,300	7,450,185	7,177,782

Gross profit	4,435,892	4,491,942	9,102,372	9,124,995

Operating expense:
General & administrative	2,723,219	3,316,069	5,735,073	6,738,341
Selling & marketing	642,432	576,974	1,183,981	1,080,904
Research & development	323,737	354,879	619,892	603,744
Depreciation & amortization	509,287	520,384	1,025,226	1,035,365
Total operating expense	4,198,675	4,768,306	8,564,172	9,458,354

Income (loss) from operations	237,217	(276,364)	538,200	(333,359)

Other income (expense):
Interest expense, net	(596,324)	(584,348)	(1,198,857)	(1,185,587)
Currency exchange rate gain (loss)	(1,334,240)	595,910	(1,190,932)	(336,767)
Other income (loss), net	(4,347)	143	(4,347)	143
Total other income (expense)	(1,934,911)	11,705	(2,394,136)	(1,522,211)
Loss before income taxes	(1,697,694)	(264,659)	(1,855,936)	(1,855,570)
Income tax expense	23,365	-	97,748	144,007
Net loss attributable to common shareholders	(1,721,059)	(264,659)	(1,953,684)	(1,999,577)
Foreign currency translation adjustments	132,588	(255,981)	68,490	(159,308)
Comprehensive loss	$(1,588,471)	$(520,640)	$(1,885,194)	$(2,158,885)
Net loss per common share, basic and diluted	$(0.15)	$(0.02)	$(0.17)	$(0.18)
Weighted average common shares outstanding, basic and diluted	11,414,150	11,251,650	11,336,690	11,175,002

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019

Non-GAAP Adjusted EBITDA
Net income (loss) attributable to common shareholders	$(1,721)	$(265)	$(1,954)	$(2,000)
Interest expense, net	596	585	1,199	1,186
Depreciation and amortization	1,004	1,054	2,007	2,047
Income taxes (1)	24	-	98	144
Board compensation and stock-based compensation	75	100	170	258
Foreign exchange expense	1,334	(596)	1,191	337
Other charges, net (2)	303	740	680	1,364
Non GAAP Adjusted EBITDA	$1,618	$1,618	$3,391	$3,336
Non GAAP Adjusted EBITDA, percent of revenue	19.9%	20.0%	20.5%	20.5%

Weighted average common shares outstanding	11,414,150	11,251,650	11,336,690	11,175,002
Non-GAAP earnings per share	$0.14	$0.14	$0.30	$0.30

(1) Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.

(2) Other charges may include gains or losses and non-recurring accrual adjustments.